UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): June 28, 2005
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                           OCWEN FINANCIAL CORPORATION
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                 (Exact Name of Registrant Specified in Charter)



           Florida                      1-13219                  65-0039856
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(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)



1661 Worthington Road, Suite 100, Centrepark West,
             West Palm Beach, FL                                   33409
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   (Address of principal executive office)                      (Zip Code)


       Registrant's telephone number, including area code: (561) 682-8000
                                                           --------------


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

As previously disclosed in our Form 8-K filed on November 30, 2004, on November 24, 2004, with the approval of its Board of Directors, Ocwen Federal Bank FSB ("OFB"), a subsidiary of Ocwen Financial Corporation (the "Company"), filed an Application for Voluntary Dissolution with the Office of Thrift Supervision (the "OTS").

As previously disclosed in our Form 8-K filed on February 10, 2005, on February 4, 2005, the Company and OFB (together, "Ocwen") entered into a Branch Purchase and Deposit Assumption Agreement (the "Branch Purchase Agreement") with Marathon National Bank of New York ("Marathon"). Pursuant to the Branch Purchase Agreement, Marathon agreed to assume the deposit liabilities of the accounts associated with OFB's bank branch facility in Fort Lee, N.J. (the "Branch") and take over the lease and other contracts and acquire the assets related to the Branch. Ocwen agreed to make a cash payment to Marathon, which payment would be calculated based upon, among other things, the amount of those deposit account liabilities as of the closing.

On June 13, 2005, the OTS approved our plan of voluntary dissolution for OFB (the "OTS Approval") subject to certain conditions, including, among other things, our entering into a guaranty of the obligations of OFB (other than the deposit and other liabilities to be assumed by Marathon in connection with the Branch Purchase Agreement), a cash collateral agreement and a collateral trust agreement, all on terms acceptable to the OTS.

Following receipt of the approval, the Company entered into an Assignment and Assumption Agreement, dated June 28, 2005, with its subsidiaries Investors Mortgage Insurance Holding Company, Rocaille Acquisition Subsidiary, Inc., OFB and Ocwen Loan Servicing, LLC ("OLS") whereby OFB would assign to OLS, directly or indirectly, all of its assets, liabilities and business remaining after the consummation of the transactions contemplated by the Branch Purchase Agreement (the "Assignment").

On the same date, pursuant to the conditions set forth in the OTS Approval, the Company entered into a Guaranty, dated June 28, 2005, in favor of the OTS and any holders of claims with respect to liabilities assumed by OLS from OFB in connection with the Assignment (the "Assumed Liabilities"). The Guaranty contains affirmative covenants relating to the maintenance of a cash collateral account, reporting requirements, transactions with affiliates, preservation of the existence of our subsidiaries and maintenance of not less than $35 million of unencumbered assets. Pursuant to the Guaranty, we also agreed that we and our subsidiaries would not, among other things:

o incur debt if, following the incurrence of such debt, the ratio of our consolidated debt to our tangible net worth for the most recent fiscal quarter exceeds 7.25:1.00;

o enter into any merger transaction or sale of all or substantially all of our assets, except for certain mergers among us and our subsidiaries or with an entity with a specified minimum credit rating that agrees to assume our obligations under the Guaranty, and provided that we maintain a specified minimum net worth;

o sell, lease, transfer or otherwise dispose of any assets, except in exchange for consideration of at least 85% cash for fair value and provided that, after giving effect to any such sale, lease, transfer or disposition, the ratio of our consolidated debt to our tangible net worth for the most recent fiscal quarter does not exceed 7.25:1.00; or

o declare or pay any dividends or acquire any of our capital stock or ownership interests or make any distributions or return of capital to our stockholders, partners or members, except for (i) such dividends or distributions that are payable only in the Company's common stock, (ii) such declarations, dividends, acquisitions, distributions or returns of capital in cash if we maintain a specified minimum net worth and debt rating and any such capital distributions do not exceed our consolidated net income for the year plus our retained earnings for the two preceding years or (iii) cash dividends paid by a subsidiary of the Company to the Company or to any of the Company's wholly owned subsidiaries of which such entity is a subsidiary.

The Guaranty will remain in effect until the later of (a) the sixth anniversary of the date on which OFB's federal bank charter was cancelled and (b) the date on which we have paid in full (i) any obligations that arise out of the Assumed Liabilities with respect to which a claim has been asserted on or prior to the sixth anniversary of the date on which OFB's federal bank charter was cancelled and (ii) all other amounts payable by us under the Guaranty.

The Company also entered into a Cash Collateral Agreement and a Collateral Trust Agreement, each dated June 28, 2005, with the Bank of New York pursuant to which we established a collateral trust account to secure payment of our obligations under the Guaranty. We have agreed to maintain in the cash collateral account a minimum of $5,000,000. The Cash Collateral Agreement and the Collateral Trust Agreement will terminate upon termination of the Guaranty and receipt of proper notice of such termination.

On June 30, 2005, the Company completed its divestiture to Marathon of the deposit liabilities of the accounts associated with the Branch and its assignment of the remaining assets, liabilities and business of OFB to OLS. On July 1, 2005, the Company returned OFB's original thrift charter to the OTS.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       OCWEN FINANCIAL CORPORATION

Dated: July 1, 2005                    By: /s/ ROBERT J. LEIST, JR.
                                           -------------------------------------
                                           Robert J. Leist, Jr.
                                           Senior Vice President and
                                           Principal Financial Officer